As filed with the Securities and Exchange Commission on October 11, 2012

                                                     Registration No. 333-181624
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 3

                                       TO

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           LION CONSULTING GROUP INC.
             (Exact name of registrant as specified in its charter)

           Delaware                             8741                          99-0373067
(State or Other Jurisdiction of      (Primary Standard Industrial            (IRS Employer
 Incorporation or Organization)         Classification Number)           Identification Number)

                                 Seestrasse 129
                                 8704 Herrliberg
                                   Switzerland

                               Tel: (760) 299 3516

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         Harvard Business Services, Inc.
                              16192 Coastal Highway
                              Lewes, Delaware 19958
                               Tel: (302) 645-7400
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                          Copies of Communications to:
                                 Thomas E. Puzzo
                      Law Offices of Thomas E. Puzzo, PLLC
                               4216 NE 70th Street
                            Seattle, Washington 98115
                               Fax: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the  Securities  Act,  check the following box and list the
Securities  Act  registration   statement   number  of  the  earlier   effective
registration statement for the same offering: [ ]

If this Form is a post-effective  registration  statement filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering: [ ]

If this Form is a post-effective  registration  statement filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
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
====================================================================================================
  Title of Each                             Proposed Maximum      Proposed Maximum        Amount of
Class of Securities       Amount to be       Offering Price      Aggregate Offering     Registration
 to be Registered        Registered (1)        per Share               Price                 Fee
----------------------------------------------------------------------------------------------------
Common Stock, par value
 $0.001 per share         5,000,000 (2)        $0.02 (3)             $100,000               $11.46
----------------------------------------------------------------------------------------------------
TOTAL                     5,000,000            $  --                 $100,000               $11.46
====================================================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Represents the number of shares of common stock currently outstanding to be sold by the selling stockholders.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. THE REGISTRANT MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION DATED OCTOBER 11, 2012


                             PRELIMINARY PROSPECTUS

                           LION CONSULTING GROUP INC.

               5,000,000 SHARES OF COMMON STOCK AT $0.02 PER SHARE

This Prospectus relates to the offer and sale of a maximum of 5,000,000 shares (the "Maximum Offering") of common stock, $0.001 par value ("Common Shares") by Lion Consulting Group Inc., a Delaware corporation ("we", "us", "our", "Lion Consulting", "Company" or similar terms). There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 16 months. We will pay all expenses incurred in this Offering. We are an "emerging growth company" under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 5,000,000 shares is a "best efforts" offering, which means that Philippe Wagner, our sole director and officer, will use his best efforts to sell the common stock and there is no commitment by any person to purchase any shares. Mr. Wagner will not receive any compensation for offer or selling the 5,000,000 shares. The shares will be offered at a fixed price of $0.02 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our common stock is limited, which makes transactions in our common stock cumbersome and may reduce the value of an investment in the stock. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 6.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC"), NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _________, 2012

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus Summary                                                             3
Risk Factors                                                                   6
Risk Factors Relating to Our Business                                          6
Risk Factors Associated with Our Common Stock                                 11
Forward-Looking Statements                                                    13
Plan of Distribution                                                          14
Use of Proceeds                                                               15
Determination of Offering Price                                               15
Dilution                                                                      15
Description of Securities                                                     16
Interests of Named Experts and Counsel                                        18
Description of Business                                                       19
Description of Property                                                       21
Legal Proceedings                                                             21
Market for Common Equity and Related Stockholder Matters                      21
Regulation M                                                                  23
Where You Can Find More Information                                           23
Financial Statements                                                          23
Management's Discussion and Analysis of Financial Condition and
 Results of Operations                                                        24
Changes In and Disagreements with Accountants on Accounting and
 Financial Disclosure                                                         27
Directors, Executive Officers, Promoters and Control Persons                  27
Executive Compensation                                                        29
Security Ownership of Certain Beneficial Owners and Management                30
Certain Relationships and Related Transactions                                30
Disclosure of Commission Position on Indemnification for Securities
 Act Liabilities                                                              31
Index to Financial Statements                                                 32

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until ___ ______, 2012 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE INFORMATION DISCUSSED UNDER "RISK FACTORS" AND "USE OF PROCEEDS" SECTIONS, COMMENCING ON PAGE 4 AND PAGE 13, RESPECTIVELY. AN INVESTMENT IN OUR SECURITIES PRESENTS SUBSTANTIAL RISKS, AND YOU COULD LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT.

CORPORATE BACKGROUND AND BUSINESS OVERVIEW


Our Company was incorporated in the State of Delaware on February 6, 2012 to engage in the development and operation of online business consulting services for early stage growth companies. Our principal executive offices are located at Seestrasse 129, 8704 Herrliberg, Switzerland. Our phone number is (760) 299 3516. We are a development stage company, we only just completed our first fiscal year end on March 31 and we have no subsidiaries.

We are in the early stages of developing our business, which offers a variety of services for business owners, depending on their specific business needs. These services include business and marketing plan preparation, financial search and procurement, management development and human resources advising. We plan to focus on offering our services to start-up businesses, preferably in the earlier stages of operation. We currently have no revenues, operating history, and no customers or revenues for our business consulting services. Our plan of operations over the 12-month period following successful completion of our offering is to gain support for our concept to then raise additional financing to commence with our operations. We anticipate that we will not be able to offer our services for approximately 12 months from the date hereof, assuming successful completion of this offering.


We are an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see "RISK FACTORS--RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY' AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS" on page 9 of this prospectus.

This is a direct participation Offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this Offering and no commission will be paid on any sales.

                                               Proceeds to         Proceeds to        Proceeds to         Proceeds to
                                                 Company             Company            Company             Company
                                             Before Expenses   Before Expenses if   Before Expenses   Before Expenses if
             Offering Price                    if 25% of the        50% of the        if 75% of the        100% of the
               Per Share      Commissions    shares are sold     shares are sold    shares are sold     shares are sold
               ---------      -----------    ---------------     ---------------    ---------------     ---------------
Common Stock     $0.02      Not Applicable       $25,000             $50,000             $75,000            $100,000
Totals           $0.02      Not Applicable       $25,000             $50,000             $75,000            $100,000

We are a development stage company and currently have no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Lion Consulting which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Since there is no minimum amount of shares that must be sold by us, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that (i) has not received enough proceeds from the offering to begin operations; and (ii) has no market for its shares.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Under U.S. federal securities legislation, our common stock will be "penny stock". Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company and the initial equity funding by our officer and director. We received our initial funding of $25,000 through the sale of common stock to our officer and director, who purchased 2,500,000 shares at $0.01 per share.

Our financial statements from inception on February 6, 2012 through our first fiscal period ended March 31, 2012 report no revenues and a net loss of $(6,951). Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The following is a brief summary of this Offering:

The Issuer:                      Lion Consulting Group Inc.

Securities Being Offered:        5,000,000 shares of common stock

Price Per Share:                 $0.02

Common stock outstanding
before the offering:             2,500,000 shares of common stock

Common stock outstanding
after the offering
(assuming all shares are sold):  7,500,000 shares of common stock

Duration of the  Offering:       The offering will conclude upon the earliest of
                                 (i) such  time as all of the  common  stock has
                                 been   sold   pursuant   to  the   registration
                                 statement or (ii) such time as our officers and Directors decide to close the offering.

Net Proceeds:                    If 10% of the shares are sold - $10,000
                                 If 50% of the shares are sold - $50,000
                                 If 75% of the shares are sold - $75,000
                                 If 100% of the shares are sold - $100,000

Securities  Issued and
Outstanding:                     There are  2,500,000  shares  of  common  stock
                                 issued and  outstanding  as of the date of this
                                 prospectus,   all  of  which  are  by  Philippe
                                 Wagner,  our  Present,   Secretary,   and  sole
                                 Director.

Registration Costs:              We  estimate  our total  offering  registration
                                 costs to be approximately $14,108.46.

Risk Factors:                    See "Risk Factors" and the other information in
                                 this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY OF FINANCIAL INFORMATION

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from February 6, 2012 (date of inception) to March 31, 2012, included on Page F-1 in this prospectus.

                                                              March 31, 2012 ($)
                                                              ------------------
Financial Summary
  Cash and Deposits                                                 19,936
  Total Assets                                                      19,936
  Total Liabilities                                                  1,887
  Total Stockholder's Equity                                        18,049

                                                               Accumulated From
                                                               February 6, 2012
                                                                (Inception) to
                                                              March 31, 2012 ($)
                                                              ------------------
Statement of Operations
  Total Expenses                                                     6,951
  Net Loss for the Period                                            6,951
  Net Loss per Share                                                    --

                                                               June 30, 2012 ($)
                                                               -----------------
                                                                 (unaudited)
Financial Summary (unaudited)
  Cash and Deposits                                                  8,290
  Total Assets                                                      18,290
  Total Liabilities                                                  2,087
  Total Stockholder's Equity                                        16,203

                                                               Accumulated From
                                                               February 6, 2012
                                                                (Inception) to
                                                               June 30, 2012 ($)
                                                               -----------------
Statement of Operations
  Total Expenses                                                     8,797
  Net Loss for the Period                                            8,797
  Net Loss per Share                                                    --

We have just commenced our operations and are currently without revenue. Our accumulated deficit at March 31, 2012 was $(6,951). We anticipate that we will continue to incur net losses from our operations for the foreseeable future.

                                  RISK FACTORS

An investment in our securities is considered to be highly speculative due to various factors, including the nature of our business and the present stage of our development. An investment in our securities should only be undertaken by persons who have sufficient financial resources to afford the total loss of their investment. You should carefully consider the following known material risk factors and all other information contained in this Prospectus before deciding to invest in our Common Shares. If any of the following risks occur, our business, financial condition and results of operations could be materially and adversely affected.

RISKS RELATING TO OUR BUSINESS

WE HAVE NO OPERATING HISTORY AND HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.


We were incorporated on February 6, 2012 and have very limited operations. We have not realized any revenues to date. Our proposed plan to offer business consulting services is under development, and we are not ready to be offered to customers. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to June 30, 2012 is $(8.797). Based upon our proposed plans, we expect to incur significant operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development and marketing of our proposed services. We may fail to generate revenues in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

WE ANTICIPATE THAT WE WILL NOT BE ABLE TO OFFER OUR SERVICES FOR APPROXIMATELY 12 FROM THE DATE HEREOF, ASSUMING SUCCESSFUL COMPLETION OF THIS OFFERING.


In particular, financing in addition to our offering of shares of common stock for proceeds of $100,000, and in addition to the $200,000 mentioned in the prior paragraph, will be required in the event that:

     * the actual expenditures required to be made are at or above the higher range of our estimated expenditures;
     * we incur unexpected costs in completing the development of our services or encounter any unexpected difficulties;
     * we incur delays and additional expenses related to the development of our services or a commercial market for our services;
     *    we are unable to create a substantial market for our services; or
     *    we incur any significant unanticipated expenses.

THE OCCURRENCE OF ANY OF THE AFOREMENTIONED EVENTS COULD ADVERSELY AFFECT OUR ABILITY TO MEET OUR BUSINESS PLANS AND ACHIEVE A PROFITABLE LEVEL OF OPERATIONS.

If we are unable to obtain the necessary financing to implement our business plan we will not have the money to pay our ongoing expenses and we may go out of business.

BECAUSE WE HAVE NOT GENERATED ANY REVENUE FROM OUR BUSINESS, AND WE ARE AT LEAST 12 TO 24 MONTHS (FROM THE DATE HEREOF) AWAY FROM BEING IN A POSITION TO GENERATE REVENUES, WE WILL NEED TO RAISE SIGNIFICANT, ADDITIONAL FUNDS FOR THE FUTURE DEVELOPMENT OF OUR BUSINESS AND TO RESPOND TO UNANTICIPATED REQUIREMENTS OR EXPENSES.

Our ability to successfully develop our services and to eventually produce and use it to generate operating revenues also depends on our ability to obtain the necessary financing to implement our business plan. Given that we have no operating history, no revenues and only losses to date, we may not be able to achieve this goal, and we may go out of business. We may need to issue additional equity securities in the future to raise the necessary funds. We do not currently have any arrangements for additional financing and we can provide no assurance to investors we will be able to find such financing if further funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our planned business consulting services and our business model. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining loans will increase our liabilities and future cash commitments, and there can be no assurance that we will even have sufficient funds to repay our future indebtedness or that we will not default on our future debts if we are able to even obtain loans.

There can be no assurance that capital will continue to be available if necessary to meet future funding needs or, if the capital is available, that it will be on terms acceptable to us. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be forced to scale back or cease operations, which might result in the loss of some or all of your investment in our common stock.

IF OUR ESTIMATES RELATED TO EXPENDITURES ARE ERRONEOUS OUR BUSINESS WILL FAIL AND YOU WILL LOSE YOUR ENTIRE INVESTMENT.


Our success is dependent in part upon the accuracy of our management's estimates of expendituresto complete the development and launch our business consulting services for mass use. If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.


OUR BUSINESS MODEL MAY NOT BE SUFFICIENT TO ENSURE OUR SUCCESS IN OUR INTENDED MARKET.

Our survival is currently dependent upon the success of our efforts to gain market acceptance of our business consulting services that will ultimately represent a very small segment in our targeted industry when it is completed. Should our target market not be as responsive to our services as we anticipate, we may not have in place alternate services or products that we can offer to ensure our survival.

The markets that we will serve are subject to rapid technological change, changing customer requirements, frequent new product introductions and evolving industry standards that may render our proposed business consulting services obsolete from time-to-time. If we are unable to license leading technologies useful in our business, enhance our existing services, develop new services and technology that address the increasingly sophisticated and varied needs of our prospective customers and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis, it could adversely impact our ability to attract and retain customers. As a result, our market position could be eroded rapidly by advancements by competitors. It is not possible to predict presently the life cycle of any of our proposed business consulting services. Broad acceptance of these proposed services by customers will be critical to our future success, as will our ability to perform services on a timely basis that meet changing customer needs and respond to technological developments and emerging industry standards. We may experience difficulties that could delay or prevent the successful marketing and delivery of our proposed business consulting services. We may not be able to successfully implement new technologies, proprietary technology and transaction-processing systems to customer requirements or emerging industry standards. Further, new services offered by others may meet the requirements of the marketplace and achieve market acceptance.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSONNEL, THE LOSS OF ANY OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Philippe Wagner for all of our operations. The loss of Mr. Wagner would have a substantial negative effect on our company and may cause our business to fail. Mr. Wagner has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Wagner's services could prevent us from completing the development of our offering of business consulting services and garnering revenues. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

WE HAVE LIMITED BUSINESS, SALES AND MARKETING EXPERIENCE IN OUR INDUSTRY.

We have not completed the development of our services and have yet to generate revenues. While we have plans for marketing and sales, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed business consulting services will gain wide acceptance in its target market or that we will be able to effectively market our services. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Philippe Wagner, to build our customer base. While Mr. Wagner formerly had a career as a Managing Partner at Aeon Group, in Zurich, Switzerland, where he was responsible for consulting for some of the same services that we offer, our company has no prior experience which it can rely upon in order to garner it first customer. Prospective customers will be less likely to use our services than a competitor's because we have no prior experience in our industry.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions and decreased demand for our services. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide the superior, highly customized, state-of-the-art business consulting services and solutions demanded by customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and we may not have adequate creative management and resources to enable us to take advantage of those advances.

OUR SOLE OFFICER AND DIRECTOR IS ENGAGED IN OTHER ACTIVITIES AND MAY NOT DEVOTE SUFFICIENT TIME TO OUR AFFAIRS, WHICH MAY AFFECT OUR ABILITY TO CONDUCT OPERATIONS AND GENERATE REVENUES.

Our officer and director has existing responsibilities and has additional responsibilities to provide management and services to other entities. Mr. Wagner currently serves as an officer a director for two private, US-based oil and gas companies, United Oil and Gas Corp and CEO of Tristar Energy Group Inc., both of which have projects in the US. At both companies, Mr. Wagner is responsible for prospect evaluation, plus acquisition and development. We initially expect Mr. Wagner to spend approximately 20 hours a week on the business of our company. As a result, demands for the time and attention from Mr. Wagner from our company and other entities may conflict from time to time. Because we rely primarily on Mr. Wagner to maintain our business contacts and to promote our services, his limited devotion of time and attention to our business may hurt the operation of our business.

OUR SOLE OFFICER AND DIRECTOR LIVES IN SWITZERLAND AND IS NOT A RESIDENT OF THE UNITED STATES, WHICH MEANS THAT IT MAY BE DIFFICULT TO ENFORCE ANY JUDGMENTS AGAINST HIM.

Shareholders may have difficulty enforcing any potential claims against us because Philippe Wagner, our sole officer and director, resides outside the United States. Obtaining discovery in a lawsuit against us would require the cooperation of Mr. Wagner. If a shareholder desired to sue Mr. Wagner (as distinguished from us, the Company), shareholders would have to serve a summons and complaint on Mr. Wagner personally. Even if personal service is accomplished and a judgment is entered against Mr. Wagner, the shareholder would then have to locate the assets of Mr. Wagner, and register the judgment in the jurisdiction where the assets are located.

OUR INDEPENDENT AUDITORS' REPORT STATES THAT THERE IS A SUBSTANTIAL DOUBT THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our independent auditors, Silberstein Ungar PLLC, state in their audit report, dated May 5, 2012 and included herein, that we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations. As a result, there is a substantial doubt that we will be able to continue as a going concern.

This qualification clearly highlights that we will, in all likelihood, continue to incur expenses without significant revenues into the foreseeable future until our services gains significant popularity. Our only source of funds to date has been the sale of our common stock from Mr. Wagner. Because we cannot currently assure anyone that we will be able to generate enough interest in our services, or that we will be able to generate any significant revenues or income, the identification of new sources equity financing becomes significantly more difficult. If we are successful in closing on any new financing, existing investors will experience substantial dilution. The ability to obtain debt financing is also severely impacted, and likely not even feasible, given that we do not have revenues or profits to pay interest or repay principal.

As a result, if we are unable to obtain additional financing at this stage in our operations, our business will fail and you may lose some or all of your investment in our common stock.

INVESTORS WILL HAVE LITTLE VOICE REGARDING THE MANAGEMENT OF LION CONSULTING DUE TO THE LARGE OWNERSHIP POSITION HELD BY OUR EXISTING MANAGEMENT AND THUS IT WOULD BE DIFFICULT FOR NEW INVESTORS TO MAKE CHANGES IN OUR OPERATIONS OR MANAGEMENT, AND THEREFORE, SHAREHOLDERS WOULD BE SUBJECT TO DECISIONS MADE BY MANAGEMENT AND THE MAJORITY SHAREHOLDERS, INCLUDING THE ELECTION OF DIRECTORS.

Mr. Wagner, our sole officer and director, currently owns 100% of Lion Consulting's common stock. Accordingly, Mr. Wagner may ultimately exercise complete control over the company and have the ability to make decisions regarding, (i) whether to issue common stock and preferred stock, including decisions to issue common and preferred stock to himself; (ii) employment decisions, including his own compensation arrangements, (iii) the appointment of all directors; and (iv) whether to enter into material transactions with related parties. If we are successful in completing the Maximum Offering he will own 33.3% of the company's issued and outstanding common stock, and is still in a position to significantly influence control of Lion Consulting. If we close our Offering with less than the Maximum, his percentage ownership is even higher. Such control may be risky to the investor because our company's operations are dependent on a very few people who could lack ability, or interest in pursuing our operations. In such event, our business may fail and you may lose your entire investment. Moreover, investors will not be able to effect a change in the company's board of directors, business or management.

WE INTEND TO BECOME SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE ADDITIONAL COSTS WILL NEGATIVELY AFFECT OUR ABILITY TO EARN A PROFIT.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the $14,500 - 22,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly . Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an "emerging growth company."

We will remain an "emerging growth company" for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an "emerging growth company" as of the following December 31.

After, and if ever, we are no longer an "emerging growth company," we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not "emerging growth companies," including Section 404 of the Sarbanes-Oxley Act.

WE ARE AN "EMERGING GROWTH COMPANY" AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, "emerging growth companies" can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not "emerging growth companies."

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Mr. Wagner lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. He has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

RISKS ASSOCIATED WITH OUR COMMON STOCK

OUR STOCKHOLDERS MAY NOT BE ABLE TO RESELL THEIR STOCK DUE TO A LACK OF PUBLIC TRADING MARKET.

There is presently no public trading market for our common stock, we have not applied for a trading symbol or quotation, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. We intend to seek out a market maker to apply to have our common stock quoted on the OTC Bulletin Board upon completion of this Offering. However, there can be no assurance that Lion Consulting's shares will be quoted on the OTC Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, our stock price may be volatile.

BROKER-DEALERS MAY BE DISCOURAGED FROM EFFECTING TRANSACTIONS IN OUR SHARES BECAUSE THEY ARE CONSIDERED PENNY STOCKS AND ARE SUBJECT TO THE PENNY STOCK RULES.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC Bulletin Board. Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with FINRA an application on Form 211 for approval for our shares to be quoted on the OTC Bulletin Board. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC Bulletin Board, it is very likely that our stock will be considered a "penny stock". In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $5,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

INVESTORS THAT NEED TO RELY ON DIVIDEND INCOME OR LIQUIDITY SHOULD NOT PURCHASE SHARES OF OUR COMMON STOCK.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable. Investors that require liquidity should also not invest in our common stock. There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

BECAUSE WE CAN ISSUE ADDITIONAL SHARES OF COMMON STOCK, PURCHASERS OF OUR COMMON STOCK MAY INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION.

We are authorized to issue up to 100,000,000 shares of common stock. At present, there are 2,500,000 issued and outstanding common shares, and if we are successful in completing the Maximum Offering there will be 7,500,000 shares outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our Company in the future, which could have an adverse effect on the trading market for our common shares.

ALL OF OUR ASSETS AND OUR SOLE OFFICER AND DIRECTOR ARE LOCATED OUTSIDE OF THE UNITED STATES. THIS MAY CAUSE ANY ATTEMPTS TO ENFORCE LIABILITIES UNDER THE US SECURITIES AND BANKRUPTCY LAWS TO BE VERY DIFFICULT.

Currently, all of our assets are either located or controlled in Switzerland. Mr. Wagner also resides in Switzerland. This is likely to remain so for at least the next 12 months. Therefore, any investor that attempts to enforce against the company or against Mr. Wagner liabilities that accrue under U.S. securities laws or bankruptcy laws will face the difficulty of complying with local laws in these countries, with regards to enforcement of foreign judgments. This could make it impracticable or uneconomic to enforce such liabilities.

BECAUSE THERE IS NO ESCROW, TRUST OR SIMILAR ACCOUNT, THE OFFERING PROCEEDS COULD BE SEIZED BY CREDITORS OR BY A TRUSTEE IN BANKRUPTCY, IN WHICH CASE INVESTORS WOULD LOSE THEIR ENTIRE INVESTMENT.

Any funds that we raise from our offering of 5,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 5,000,000 shares of common stock in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription funds. As such, it is possible that a creditor could attach your subscription funds which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a "secondary trading" exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF DELAWARE STATE LAW HINDER A POTENTIAL TAKEOVER OF OUR COMPANY.

We may be subject to Section 203 of the Delaware General Corporation Law (the "DGCL"), an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

For purposes of Delaware law, an "interested stockholder" is any person who that
(i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term "interested stockholder" shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of, or acquired such shares pursuant to a tender offer commenced prior to, December 23, 1987, or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days thereafter and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the corporation or (II) is an affiliate or associate of the corporation and so continued (or so would have continued but for action by the corporation) to be the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested stockholder or (B) acquired said shares from a person described in item (A) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the corporation; provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the corporation deemed to be outstanding shall include stock deemed to be owned by the person through (i) Beneficially owns such stock, directly or indirectly; or (ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or
(B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or (iii) Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Delaware's business combination law is to potentially discourage parties interested in taking control of us from doing so if they cannot obtain the approval of our board of directors.

                           FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements relating to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in the "RISK FACTORS" section and elsewhere in this prospectus. Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this prospectus.

                              PLAN OF DISTRIBUTION

OUR OFFERING WILL BE SOLD BY OUR SOLE OFFICER AND DIRECTOR

This is a self-underwritten offering, and Mr. Wagner, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.
Our sole officer and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer:

1. Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our sole officer and director is not, nor will he be at the time of their participation in the offering, an associated person of a broker-dealer; and

4. Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our sole officer, director, control person and affiliate does not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

We are offering a total of 5,000,000 shares of our common stock in a self-underwritten public offering, with no minimum purchase requirement. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

The shares will be sold at the fixed price of $0.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 16 months (the "Expiration Date"). At the discretion of our board of directors, we may discontinue the Offering before expiration of the 16-month period.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft, wire or cashier's check payable to the company. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Lion Consulting Group Inc.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.


                                               If 25% of         If 50% of         If 75% of         If 100% of
                                                Shares            Shares            Shares            Shares
                                                 Sold              Sold              Sold              Sold
                                               --------          --------          --------          --------
GROSS PROCEEDS FROM THIS OFFERING (1)          $ 25,000          $ 50,000          $ 75,000          $100,000
                                               ========          ========          ========          ========
Product Development                            $  1,000          $  2,000          $  3,000          $  4,000
Web/graphic design                             $  1,500          $  5,000          $  7,500          $ 10,000
Marketing/Advertising                          $    500          $  6,000          $  7,500          $ 19,000
Equipment/servers                              $  2,000          $  4,000          $  6,000          $  8,000
VoIP connectivity fees                         $    500          $  1,000          $  1,500          $  2,000
Advertising                                    $      0          $  6,000          $ 13,000          $ 14,500
Webhosting                                     $    500          $  1,000          $  1,500          $  2,000
Offices Expenses                               $      0          $  2,000          $  3,000          $  4,000
Office Equipment                               $      0          $  4,000          $  6,000          $  8,000
Legal, Accounting and Audit                    $ 14,500          $ 14,500          $ 22,000          $ 22,000
Filing Fees                                    $  3,000          $  3,000          $  3,000          $  5,000
Transfer Agent                                 $  1,500          $  1,500          $  1,500          $  1,500
Miscellaneous/contingency                      $      0          $      0          $    500          $  7,000
TOTALS                                         $ 25,000          $ 50,000          $ 75,000          $100,000


----------
(1) Expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity.

The above figures represent only estimated costs.

We will establish a separate bank account and all proceeds will be deposited into that account. If necessary, Philippe Wagner, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

Please see a detailed description of the use of proceeds in the "Plan of Operation" section of this Prospectus.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.02 per share. T his price is twice the price paid by the Company's sole officers and directors for common equity since the Company's inception on February 6, 2012. On February 23, 2012, we offered and sold to Philippe Wagner, our President, Secretary and sole Director, a total of 2,500,000 shares of common stock for a purchase price of $0.01 per share, for aggregate proceeds of $2,500.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD

Price per share                                                      $     0.02
Net tangible book value per share before offering                    $    0.007
Potential gain to existing shareholders                              $  100,000
Net tangible book value per share after offering                     $    0.015
Increase to present stockholders in net tangible book value
 per share after offering                                            $    0.008
Capital contributions                                                $   25,000
Number of shares outstanding before the offering                      2,500,000
Number of shares after offering held by existing stockholders         2,500,000
Percentage of ownership after offering                                     33.3%

PURCHASERS OF SHARES IN THIS OFFERING IF 100% OF SHARES SOLD

Price per share                                                      $     0.02
Dilution per share                                                   $    0.005
Capital contributions                                                $  100,000
Percentage of capital contributions                                        80.0%
Number of shares after offering held by public investors              5,000,000
Percentage of ownership after offering                                    66.67%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD

Price per share                                                      $     0.02
Dilution per share                                                   $    0.006
Capital contributions                                                $   75,000
Percentage of capital contributions                                        75.0%
Number of shares after offering held by public investors              3,750,000
Percentage of ownership after offering                                     60.0%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share                                                      $     0.02
Dilution per share                                                   $    0.007
Capital contributions                                                $   50,000
Percentage of capital contributions                                        66.6%
Number of shares after offering held by public investors              2,500,000
Percentage of ownership after offering                                     50.0%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD

Price per share                                                      $     0.02
Dilution per share                                                   $    0.009
Capital contributions                                                $   25,000
Percentage of capital contributions                                        50.0%
Number of shares after offering held by public investors              1,250,000
Percentage of ownership after offering                                     33.3%

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Pursuant to the our Certificate of Incorporation, as amended and restated and filed with the Secretary of State of the State of Delaware on February 6, 2012, as amended on April 20, 2012, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, of which 2,500,000 shares are issued and outstanding as of the date of this prospectus.

Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of Directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our Shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the Company, our shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

PREFERRED STOCK

We do not have any shares of preferred stock authorized for issuance

DELAWARE ANTI-TAKEOVER LAWS

The Delaware Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Delaware corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%,
(2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Certificate of Incorporation or Bylaws of the corporation. Our Certificate of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Delaware corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Delaware; and
(2) does business in Delaware directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Delaware. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Delaware "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Delaware corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Delaware's business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

OPTIONS

We have no options to purchase shares of our common stock or any other of our securities outstanding as of the date of this prospectus.

WARRANTS

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

REGISTRATION RIGHTS AGREEMENTS

We have not entered into any registration rights agreements.

TRANSFER AGENT AND REGISTRAR

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

INDEMNIFICATION AND LIMITED LIABILITY PROVISIONS

We have authority under the General Corporation Law of the State of Delaware to indemnify our directors and officers to the extent provided in that statute. Our Certificate of Incorporation and our Bylaws require the company to indemnify each of our directors and officers against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the company. We intend to enter into indemnification agreements with each of our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Management believes that such indemnification provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion or the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DIVIDENDS

As of the date hereof, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in the Company, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Our financial statements for the period from inception to the year ended March 31, 2012, included in this prospectus, have been audited by Silberstein Ungar, PLLC. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Offices of Thomas E. Puzzo, PLLC, has acted as special counsel to Lion Consulting in connection with the registration and proposed sale of the 5,000,000 shares of common stock at $0.02 per share.

                             DESCRIPTION OF BUSINESS

GENERAL

We were incorporated on February 6, 2012 in the State of Delaware. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company and the initial equity funding by our sole officer and director. We received our initial funding of $25,000 through the sale of common stock to our sole officer and director, who purchased 2,500,000 shares at $0.01 per share. Our sole officer and director, Philippe Wagner, works 8 months per year from Switzerland and 4 months per year from the US. Mr. Wagner intends to relocate to the US permanently in 2012. The Company is not required to register as a foreign company in Switzerland because it will have no business operations in Switzerland.

Our financial statements from inception on February 6, 2012 through our first fiscal period ended March 31, 2012 report no revenues and a net loss of $(6,951). Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

PRINCIPAL SERVICES


We are in the early stages of developing our business, which offers a variety of services for business owners, depending on their specific business needs. These services include business and marketing plan preparation, financial search and procurement, management development and human resources advising. We plan to focus on offering our services to start-up businesses, preferably in the earlier stages of operation. We currently have no revenues, operating history, and no customers or revenues for our business consulting services. Our plan of operations over the 12 month period following successful completion of our offering is to gain support for our concept to then raise additional financing to commence with our operations. We anticipate that we will not be able to offer our services for at approximately 6 months from the date hereof, assuming successful completion of this offering.

Initially, we are focusing on providing our services to the energy sector, mainly oil and gas companies with operations in the southern US states. The past experience of our sole officer and director, Philippe Wagner, is with Aeon Group in a position working with and advising companies in this sector on evaluating projects. Mr. Wagner has approximately 10 years of business and marketing plan preparation and financial search and procurement and human resources advising. We plan to provide services to both United Oil and Gas Corp and Tristar Energy Group Inc., both companies of which are affiliated with Mr. Wagner.

To date, we have only completed a business plan along the logo for our brand. We do not currently have a website, though we plan to develop one that is functional and will ultimately serve as the primary method to promote our company, our current and planned services, and gain feedback on our commercial services offerings.

During the next 12 months, we plan to:

     *    Find investors to be fully financed;
     *    Set up office infrastructure; and
     * Set up website and create marketing material, forms, corporate stationary and business cards

Within the first 12 months, we intend to:

     *    Be fully operational;
     *    Expand network of specialized consultants;
     *    Evaluate  countries and cities for  additional  branches of operation;
          and
     *    Evaluate financing options to fund expansion.

THE MARKET

We consider our proposed business to be part of the overall business consulting services industry. We will focus on rendering our services to start-up businesses, preferably in the earlier stages of operation.



COMPETITION AND COMPETITIVE STRATEGY


When our business is operational, we will be competing in the business consultancy industry. Our competitors will vary in size and cost structure from very small companies with limited resources to very large, diversified corporations with greater financial and marketing resources than ours. We are considered the smallest as we do not currently have consulting business services yet available for sale or use. We will be competing with well funded start-ups, regional and specialty consulting firms, as well as the consulting groups of international accounting firms. In its management , we will compete with information system vendors such as HBO & Company, Inc., Integrated Systems Solution Corporation, Electronic Data Systems Corporation, Perot Systems Corporation, SAIC, CAP Gemini America, Inc., and Computer Sciences Corporation. In e-commerce-related services, we will compete with the traditional competitors, as well as newer, Internet product and service companies such as Razorfish, Scient, TriZetto and Viant.


DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We plan on selling our services directly to end use consumers over the Internet. Our intended offering is also priced for mass market play and revenue generation. Therefore, we do not anticipate dependence on one or a few major customers.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

We currently do not own any intellectual property have not obtained any copyrights, patents or trademarks in respect of any intellectual property. Interactive entertainment software is susceptible to piracy and unauthorized copying. Our primary protection against unauthorized use, duplication and distribution of our services is copyright and trademark protection of our business consulting services and any related elements and enforcement to protect these interests. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have no research or development activities costs.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

In addition to being our sole officer and director, Mr. Wagner is currently our only employee. Mr. Wagner currently devotes approximately 5 hours per week to company matters. Subsequent to successful completion of this Offering, Mr. Wagner will devote approximately 20 to 40 hours per week to company matters, and the balance of this with other positions he holds at other entities. There is no formal employment agreement between the Company and Mr. Wagner. We do not anticipate hiring any additional employees or adding additional directors for the next 12 months.

                             DESCRIPTION OF PROPERTY

We do not currently own any real property. Our corporate offices are located at Seestrasse 129, 8704 Herrliberg, Switzerland. This location will serve as our primary executive offices for the foreseeable future. Mr. Wagner currently performs his duties from a home office, as space for which he does not charge us. Management believes the current premises arrangements are sufficient for its needs for at least the next 12 months.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                                LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security of an issuer that does not meet this requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Lion Consulting with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus, we have one shareholder of record.

RULE 144 SHARES

As of the date of this prospectus, our sole officer and director beneficially owns all of the 2,500,000 issued and outstanding shares of common stock. These shares are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if:

     * We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A "shell company" is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;
     * We have filed all Exchange Act reports required for at least 12 consecutive months; and
     * If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are considered to be a shell company under the Regulations. If we subsequently meet these requirements, our officer and director would be entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding, or the average weekly trading volume of Lion Consulting common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000. If fewer shares at lesser value are sold, no Form 144 is required.

DIVIDENDS

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Delaware General Corporation Law, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend, Lion Consulting would not be able to pay its debts as they become due in the usual course of business, or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

STOCK OPTIONS AND WARRANTS

We have are no outstanding stock options or warrants

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
     *    contains a brief,  clear,  narrative  description  of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide the following to the customer, prior to effecting any transaction in a penny stock:

     *    the bid and offer quotations for the penny stock;
     * the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

                                  REGULATION M

Our sole officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                       WHERE YOU CAN FIND MORE INFORMATION

We have not registered our common shares pursuant to Section 12 of the Act, which means we are considered a "voluntary filer" under SEC regulations. We are, therefore, not currently obligated to file any periodic reports under the Exchange Act, to follow the SEC's proxy rules or to distribute an annual report to our securities holders. However, we intend to file annual, quarterly and special reports, and other information with the SEC, even though we are not required to do so. You may read or obtain a copy of the registration statement to be filed or any other information we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC web site at www.sec.gov, which contains all of our reports, and other information we file electronically with the SEC.

                              FINANCIAL STATEMENTS

The financial statements and related notes of Lion Consulting for our first fiscal year ended March 31, 2012 included in this prospectus have been audited by Silberstein Ungar, PLLC, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

LIMITED OPERATING HISTORY AND NEED FOR ADDITIONAL CAPITAL


Our Company was incorporated in the State of Delaware on February 6, 2012 to engage in the development of online business consulting services for social networking websites. We are a development stage company with very limited financial backing and assets. We are only in the early stages of developing our first business consulting services. We currently have no revenues or operating history, and no users for our business consulting services. We anticipate that we will not have a commercial services for approximately 12 months from the date hereof to commercially launch our business consulting services. From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company and the initial equity funding by our sole officer and director. We received our initial funding of $25,000 through the sale of common stock to our sole officer and director, who purchased 2,500,000 shares at $0.01 per share.


We currently have no employees. During the first stages of our company's growth, our officer and director will provide his time free of charge to execute our business plan at no charge. Since we intend to operate with very limited administrative support, the officer and director will continue to be responsible for administering the company for at least the first year of operations. Management has no intention at this time to hire additional employees during the first year of operations. Mr. Wagner currently devotes approximately 5 hours per week to company matters. Subsequent to successful completion of this Offering, Mr. Wagner will devote approximately 20 to 40 hours per week to company matters, and the balance of this with other positions he holds at other entities.


We cannot guarantee we will be successful in our business operations. Our business is subject to all of the risks inherent in the establishment of a new business enterprise and we are at least 24 months away from generating any revenue. We believe that the funds from this offering will allow us to operate for one year, only if we are successful in raising the Maximum Offering.

12-MONTH PLAN OF OPERATION

Our plan of operations over the 12 month period following successful completion of our offering is to gain support for our concept and then raise sufficient suitable additional financing to business consulting services plan. In order to achieve our plan, we have established the following goals for this initial 12 month period:

*    Find investors to be fully financed;

*    Set up office infrastructure;
*    Begin marketing and advertising our business;
* Set up website and create marketing material, forms, corporate stationary and business cards;
*    Be fully operational;
*    Expand network of specialized consultants;
*    Evaluate countries/cities for additional branches; and
*    Evaluate financing options to fund expansion.

Our long term business objectives are to:

* Complete our business consulting services, achieve ongoing profitability and create value for our stockholders and our subscribers;
* Become a well-recognized brand & entertaining business consulting services destination for businesses; and
*    Develop a leadership role over time in business consulting services.

Our ability to achieve our business objectives and goals is entirely dependent upon the amount of shares sold in this Offering.

We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our planned business consulting services, a successful marketing and promotion program, and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

If we are successful in selling all 5,000,000 common shares under this Offering, the net proceeds will be used for the development of our office infrastructure and general working capital, during the twelve months following the successful completion of this Offering. In all instances, after the effectiveness of the registration statement of which this prospectus is a part, we will require some amount of working capital to maintain our basic operations and comply with our public reporting obligations. In addition to changing our allocation of cash because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

PROPOSED ACTIVITIES

EXPENDITURES

The following chart provides an overview of our budgeted expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity.


                                               If 25% of         If 50% of         If 75% of         If 100% of
                                                Shares            Shares            Shares            Shares
                                                 Sold              Sold              Sold              Sold
                                               --------          --------          --------          --------
GROSS PROCEEDS FROM THIS OFFERING (1)          $ 25,000          $ 50,000          $ 75,000          $100,000
                                               ========          ========          ========          ========
Product Development                            $  1,000          $  2,000          $  3,000          $  4,000
Web/graphic design                             $  1,500          $  5,000          $  7,500          $ 10,000
Marketing/Advertising                          $      0          $  5,000          $  7,500          $ 19,000
Equipment/servers                              $  2,000          $  4,000          $  6,000          $  8,000
VoIP connectivity fees                         $    500          $  1,000          $  1,500          $  2,000
Marketing and Collateral                       $    500          $  1,000          $  1,500          $  2,000
Advertising                                    $      0          $  6,000          $ 13,000          $ 14,500
Webhosting                                     $    500          $  1,000          $  1,500          $  2,000
Offices Expenses                               $      0          $  2,000          $  3,000          $  4,000
Office Equipment                               $      0          $  4,000          $  6,000          $  8,000
Legal, Accounting and Audit                    $ 14,500          $ 14,500          $ 22,000          $ 22,000
Filing Fees                                    $  3,000          $  3,000          $  3,000          $  5,000
Transfer Agent                                 $  1,500          $  1,500          $  1,500          $  1,500
Miscellaneous/contingency                      $      0          $      0          $    500          $  7,000
TOTALS                                         $ 25,000          $ 50,000          $ 75,000          $100,000


----------
(1) Expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity.

GOING CONCERN

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated within the next 12 months. There is no assurance we will ever reach that point.

RESULTS OF OPERATIONS

From the inception of our company on February 6, 2012 to June 30, 2012, our operating activities were limited to the incorporation of our company and the initial equity funding by our officer and director. For our second fiscal year ended June 30, 2012 we incurred a loss of $1,846. Our net loss from February 6, 2012 (inception) to June 30, 2012 was $8,797. We believe we will continue to incur losses into the foreseeable future as we develop our business.

PURCHASE OR SALE OF EQUIPMENT

We have not purchased or sold any plants or significant equipment, and have no plans to do so over the next 12 months.

REVENUES

We did not generate any revenues from February 6, 2012 (inception) to June 30, 2012. We will not be in a position to generate revenues for at least 12-24 months. Future revenue generation is dependent on the successful development and launch of our business consulting services.

LIQUIDITY AND CAPITAL RESOURCES

Our cash balance at June 30, 2012 was $8,290 and our current liabilities, consisting of accrued expenses of $700 and a loan payable to related party of $1,387, totaled $2,087. The related party loan was made pursuant to an oral agreement with our sole officer and director, Philippe Wagner, bears no interest, is payable upon demand and has no term. We believe we will be able to obtain additional similar loans from Mr. Wagner in the future, if necessary, but have no agreement in writing with Mr. Wager. Our working capital balance was therefore $16,203. Historically, we have financed our cash flow and operations solely from the sale of $25,000 of common stock to our sole officer and director. Of the $25,000 we raised, $5,500 was used for professional fees, $945 was used to pay incorporation costs, $463 on general and administrative expenses and $43 on advertising fees. As of the date hereof, our cash and working capital balance is now $8,290.

We believe our current cash and working capital balance is only sufficient to cover our expenses for the next 9-12 months. If we cannot raise any additional financing prior to the expiration of this timeframe, we will be forced to cease operations and our business will fail.

Even under a limited operations scenario to maintain our corporate existence, we believe we will require a minimum of $14,500 in additional cash over the next 12 months to pay for the remainder of our total offering costs, and to maintain our regulatory reporting and filings. Other than our planned offering, we currently have no arrangement in place to cover this shortfall.

In order to achieve our stated business plan goals, we require the funding from this offering. We are a development stage company and have generated no revenue to date. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.

Even if we are successful in raising all of the funding under this offering, we will still not be in a position to generate revenues or become profitable. We still must raise significant additional funding to continue with our business. The offering is only sufficient to enable us to develop our business concept to the point to raise these additional funds. We currently estimate that we will require a minimum of 24-30 months from the date hereof and $650-730,000 to complete the development of our business consulting services plan and promote it commercially.

These funds will have to be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the development of our concept and actual business consulting services are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are ultimately not successful in earning revenues. We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

EMERGING GROWTH COMPANY

The JOBS Act permits an "emerging growth company" such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are choosing to "opt out" of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted. This decision to opt out of the extended transition period is irrevocable.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

                  CHANGES IN DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURES

There have been no changes in and/or disagreements with Silberstein Ungar, PLLC on accounting and financial disclosure matters.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:


          Name (1)              Age            Positions and Offices
          --------              ---            ---------------------
     Philippe Wagner            40             President and Director

----------
(1) Unless otherwise noted, the address of each person or entity listed is c/o Lion Consulting Group Inc., Seestrasse 129, 8704 Herrliberg, Switzerland.

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he was employed.

MR. PHILIPPE WAGNER, PRESIDENT, SECRETARY AND MEMBER OF THE BOARD OF DIRECTORS

Mr. Wagner has served as our President, Secretary and as our sole Director, since February 6, 2012. From 2006 to 2011, Mr. Wagner was Managing Partner at Aeon Group, in Zurich, Switzerland, where he was responsible for consulting, corporate structuring, project management and providing financial advisory services to both private and public companies. Mr. Wagner currently serves as an officer a director for two private, US-based oil and gas companies, United Oil and Gas Corp. ("United Oil") and CEO of Tristar Energy Group Inc. ("Tristar"), both of which have projects in the US. Mr. Wagner became Chief Executive Officer and Director at Tristar in July 2011, and he became President and a Director at United Oil in February 2012. At both companies, Mr. Wagner is responsible for prospect evaluation, plus acquisition and development. Mr. Wagner attended the University of St. Gallen, located in Switzerland, from 1991 to 1993, and the GSBA School of Business Administration, also located in Switzerland, from 1996 to 1998, where he earned a BBA (Bachelor of Business Administration). Mr. Wagner's entrepreneurial desire and background advising businesses led to our conclusion that Mr. Wagner should be serving as a member of our Board of Directors in light of our business and structure.

Mr. Wagner currently devotes approximately 5 hours per week to company matters. Subsequent to successful completion of this Offering, Mr. Wagner will devote approximately 20 to 40 hours per week to company matters, and the balance of this with other positions he holds at other entities.

Mr. Wagner is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

COMMITTEES OF THE BOARD

We do not have an audit or compensation committee at this time.

FAMILY RELATIONSHIPS

None.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

CONFLICTS OF INTEREST

Our sole officer or director is not subject to a conflict of interest.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

                             EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our sole officer from our date of incorporation on February 6, 2012 to March 31, 2012, our first completed fiscal year end.

                           SUMMARY COMPENSATION TABLE

Name and                                                        Non-Equity       Nonqualified
Principal                                 Stock     Option    Incentive Plan      Deferred         All Other
Position     Year  Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Compensation($)  Compensation($)  Total($)
--------     ----  ---------  --------  ---------  ---------  ---------------  ---------------  ---------------  --------
Philippe     2012     0          0          0          0             0                0                0             0
Wagner (1)

----------
(1) President, Secretary and Director since February 6, 2012.

None of our directors have received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our director serving on our board of directors.

STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for development stage companies.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with its sole officer and director, Philippe Wagner.

DIRECTOR COMPENSATION

The following table sets forth director compensation for the period from inception to June 30, 2012:

                           DIRECTOR COMPENSATION TABLE

              Fees                                                 Nonqualified
             Earned                                Non-Equity        Deferred
             Paid in      Stock      Option      Incentive Plan    Compensation       All Other
 Name        Cash($)    Awards($)   Awards($)    Compensation($)    Earnings($)    Compensation($)   Total($)
 ----        -------    ---------   ---------    ---------------    -----------    ---------------   --------
Philippe        0           0           0               0                0                0              0
Wagner (1)

----------
(1)  President, Secretary and Director since February 6, 2012.

OPTION/SAR GRANTS

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our sole officer and director.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans.

DIRECTOR COMPENSATION

We have no formal plan for compensating our director for his services in his capacity as director. We may provide additional compensation to directors that are also executive officers for performing their duties as executive officers. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Over the next 12 months, we do not intend to compensate directors that also serve as one of our executive officers. However, after 12 months from the date of this prospectus, the board of directors may award special remuneration to any director undertaking any special services on behalf of Lion Consulting other than services ordinarily required of a director, such as (i) participating in day-today operations of the Company, or (ii) providing professional services, such as accounting or legal, if a director is an accountant or a lawyer. Since inception to the date hereof, no director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 2,500,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrants, options or other securities exercisable for or convertible into shares of our common stock.

                           Name and Address of         Number of Shares         Percent of
Title of Class              Beneficial Owner(1)       Owned Beneficially        Class Owned
--------------              ----------------          ------------------        -----------
Common Stock:                Philippe Wagner               2,500,000               100.0%
All executive officers
 and directors as a group                                  2,500,000               100.0%

----------
(1) Unless otherwise noted, the address of each person or entity listed is c/o Lion Consulting Group Inc., Seestrasse 129, 8704 Herrliberg, Switzerland.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Wagner will not be paid for any underwriting services that they perform on our behalf with respect to this offering. He will not receive any interest on any funds that he may advance to us for expenses incurred prior to the offering being closed. Any funds that he may loan to our company will be repaid from the proceeds of the offering.

On February 23, 2012, Mr. Wagner purchased 2,500,000 shares of our common stock for $0.01 per share. All of these shares are restricted securities, and are held by the sole officer and director of our Company. (See "Principal Stockholders".)

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                          INDEX TO FINANCIAL STATEMENTS

                           LION CONSULTING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

Report of Independent Registered Public Accounting Firm                     F-1

Balance Sheet as of March 31, 2012                                          F-2

Statement of Operations for the period from
February 6, 2012 (date of inception) to March 31, 2012                      F-3

Statement of Stockholder's Equity as of March 31, 2012                      F-4

Statement of Cash Flows for the period from
February 6, 2012 (date of inception) to March 31, 2012                      F-5

Notes to the Financial Statements                                           F-6

Balance Sheets (unaudited) as of June 30, 2012 and March 31, 2012          F-10

Statements of Operations (unaudited) for the three
months ending June 30, 2012 and the period from February
6, 2012 (date of inception) to June 30, 2012                               F-11

Statement of Stockholder's Equity (unaudited) as of June 30, 2012          F-12

Statements of Cash Flows (unaudited) for the three
months ending June 30, 2012 and the period from February
6, 2012 (date of inception) to June 30, 2012                               F-13

Notes to the Financial Statements                                          F-14

Silberstein Ungar, PLLC CPAs and Business Advisors
--------------------------------------------------------------------------------
                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Lion Consulting Group, Inc.
Lewes, Delaware

We have audited the accompanying balance sheet of Lion Consulting Group, Inc. (the "Company") as of March 31, 2012, and the related statements of operations, stockholder's equity, and cash flows for the period from February 6, 2012 (Date of Inception) through March 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lion Consulting Group, Inc. as of March 31, 2012 and the results of its operations and its cash flows for the period from February 6, 2012 (Date of Inception) through March 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note 7. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Silberstein Ungar, PLLC
------------------------------------
Bingham Farms, Michigan
May 5, 2012

                           LION CONSULTING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                              AS OF MARCH 31, 2012

                                                                        2012
                                                                      --------
                                     ASSETS

Current assets
  Cash and cash equivalents                                           $ 19,936
                                                                      --------

Total Assets                                                          $ 19,936
                                                                      ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities

Current liabilities
  Accrued expenses                                                    $    500
  Loan payable - related party                                           1,387
                                                                      --------
Total Liabilities                                                        1,887
                                                                      --------
Stockholder's Equity
  Common stock, par value $.001, 100,000,000 shares authorized,
   2,500,000 shares issued and outstanding                               2,500
  Additional paid in capital                                            22,500
  Deficit accumulated during the development stage                      (6,951)
                                                                      --------
Total Stockholder's Equity                                              18,049
                                                                      --------

Total Liabilities and Stockholder's Equity                            $ 19,936
                                                                      ========


   The accompanying notes are an integral part of these financial statements.

                           LION CONSULTING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
       FOR THE PERIOD FROM FEBRUARY 6, 2012 (INCEPTION) TO MARCH 31, 2012

                                                                   Period from
                                                                February 6, 2012
                                                                 (Inception) to
                                                                    March 31,
                                                                      2012
                                                                   ----------

REVENUES                                                           $        0
                                                                   ----------
OPERATING EXPENSES
  Professional fees                                                     5,500
  Advertising fees                                                         43
  Business licenses and fees                                              945
  General and administrative expenses                                     463
                                                                   ----------
TOTAL OPERATING EXPENSES                                                6,951
                                                                   ----------

LOSS FROM OPERATIONS                                                   (6,951)

PROVISION FOR INCOME TAXES                                                 --
                                                                   ----------

NET LOSS                                                           $   (6,951)
                                                                   ==========

NET LOSS PER SHARE: BASIC AND DILUTED                              $    (0.00)
                                                                   ==========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
 BASIC AND DILUTED                                                  1,712,963
                                                                   ==========


   The accompanying notes are an integral part of these financial statements.

                           LION CONSULTING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDER'S EQUITY
                              AS OF MARCH 31, 2012

                                                                               Deficit
                                                                             Accumulated
                                         Common Stock          Additional     During the        Total
                                     --------------------       Paid in      Development    Stockholder's
                                     Shares        Amount       Capital         Stage          Equity
                                     ------        ------       -------         -----          ------
Inception, February 6, 2012                 0     $     0      $      0       $      0        $      0

Common stock issued to founder
 for cash                           2,500,000       2,500        22,500             --          25,000

Net loss for the period ended
 March 31, 2012                            --          --            --         (6,951)         (6,951)
                                    ---------     -------      --------       --------        --------

Balance, March 31, 2012             2,500,000     $ 2,500      $ 22,500       $ (6,951)       $ 18,049
                                    =========     =======      ========       ========        ========


   The accompanying notes are an integral part of these financial statements.

                           LION CONSULTING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
       FOR THE PERIOD FROM FEBRUARY 6, 2012 (INCEPTION) TO MARCH 31, 2012

                                                                   Period from
                                                                February 6, 2012
                                                                 (Inception) to
                                                                    March 31,
                                                                      2012
                                                                    --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                           $ (6,951)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Increase in accrued expenses                                        500
                                                                    --------
Net Cash Used in Operating Activities                                 (6,451)
                                                                    --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock to founder for cash                        25,000
  Proceeds from related party loan                                     1,387
                                                                    --------
Net Cash Provided by Financing Activities                             26,387
                                                                    --------

NET INCREASE IN CASH                                                  19,936

CASH, BEGINNING OF PERIOD                                                  0
                                                                    --------

CASH, END OF PERIOD                                                 $ 19,936
                                                                    ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                     $      0
                                                                    ========
  Income taxes paid                                                 $      0
                                                                    ========


   The accompanying notes are an integral part of these financial statements.

                           LION CONSULTING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2012


NOTE 1 - NATURE OF OPERATIONS

Lion Consulting Group, Inc. ("the "Company") was formed on February 6, 2012 in the State of Delaware. The Company will engage primarily in serving the comprehensive needs of businesses in the full range of the business cycle through providing professional consulting services. The Company initially intends to focus on providing services to start-up businesses in order to establish a relationship with younger operations and continue to nurture those relationships over the long term. Currently the Company is engaged in raising capital and entering into relationships in furtherance of its planned activities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELOPMENT STAGE COMPANY
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies. A development stage company is one in which planned principal operations have not commenced or if its operations have commenced, and there has been no significant revenues there from.

ACCOUNTING BASIS
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a March 31 fiscal year end.

BASIS OF PRESENTATION
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The Company's financial instruments consist of cash and cash equivalents, accrued expenses, and a loan payable to a related party. The carrying amounts of these financial instruments approximate fair value due either to length of maturity or interest rates that approximate prevailing rates unless otherwise disclosed in these financial statements.

CASH AND CASH EQUIVALENTS
For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

CONCENTRATIONS OF CREDIT RISK
The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

                           LION CONSULTING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2012


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION
The Company has yet to realize significant revenues from operations and is still in the development stage. The Company recognizes revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is collection is reasonably assured.

INCOME TAXES
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. It is the Company's policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of March 31, 2012, there have been no interest or penalties incurred on income taxes.

BASIC INCOME (LOSS) PER SHARE
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of March 31, 2012.

DIVIDENDS
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

STOCK-BASED COMPENSATION
The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, COMPENSATION - STOCK COMPENSATION which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered. There has been no stock-based compensation issued to employees.

The Company follows ASC Topic 505-50, formerly EITF 96-18, "ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING GOODS AND SERVICES," for stock options and warrants issued to consultants and other non-employees. In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option or warrant, whichever can be more clearly determined. There has been no stock-based compensation issued to non-employees.

RECENT ACCOUNTING PRONOUNCEMENTS
The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

                           LION CONSULTING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2012


NOTE 3 - RELATED PARTY TRANSACTIONS

A related party loaned funds to the Company to pay certain expenses. The loan is unsecured, non-interest bearing, and has no specific terms of repayment. As of March 31, 2012 the balance of this loan is $1,387.

NOTE 4 - CAPITAL STOCK

The Company was incorporated on February 6, 2012 in Delaware with authorized capital of 2,000,000 shares of $0.001 par value common stock. In April, 2012 the Company amended its Certificate of Incorporation to authorize 100,000,000 shares of $0.001 par value common stock.

On February 23, 2012, the Company issued 2,500,000 shares of common stock to the founder for cash proceeds of $25,000.

NOTE 5 - INCOME TAXES

For the period ended March 31, 2012, the Company has incurred a net loss and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $6,951 at March 31, 2012, and will expire beginning in the year 2032.

The provision for Federal income tax consists of the following for the period ended March 31, 2012:

                                                           2012
                                                         --------
         Federal income tax attributable to:
           Current Operations                            $  2,363
           Less: valuation allowance                       (2,363)
                                                         --------
         Net provision for Federal income taxes          $      0
                                                         ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows at March 31, 2012:

                                                           2012
                                                         --------
         Deferred tax asset attributable to:
           Net operating loss carryover                  $  2,363
           Valuation allowance                             (2,363)
                                                         --------
         Net deferred tax asset                          $      0
                                                         ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, the net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

                           LION CONSULTING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2012


NOTE 7 - LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of March 31, 2012. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to March 31, 2012 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                           LION CONSULTING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           BALANCE SHEETS (UNAUDITED)
                     AS OF JUNE 30, 2012 AND MARCH 31, 2012

                                                                       June 30, 2012     March 31, 2012
                                                                       -------------     --------------
                                     ASSETS

Current assets
  Cash and cash equivalents                                              $  8,290           $ 19,936
  Prepaid expenses                                                         10,000                 --
                                                                         --------           --------

Total Assets                                                             $ 18,290           $ 19,936
                                                                         ========           ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities
  Current liabilities
    Accrued expenses                                                     $    700           $    500
    Loan payable - related party                                            1,387              1,387
                                                                         --------           --------
Total Liabilities                                                           2,087              1,887
                                                                         --------           --------
Stockholder's Equity
  Common stock, par value $.001, 100,000,000 shares authorized,
   2,500,000 shares issued and outstanding                                  2,500              2,500
  Additional paid in capital                                               22,500             22,500
  Deficit accumulated during the development stage                         (8,797)            (6,951)
                                                                         --------           --------
Total Stockholder's Equity                                                 16,203             18,049
                                                                         --------           --------

Total Liabilities and Stockholder's Equity                               $ 18,290           $ 19,936
                                                                         ========           ========


   The accompanying notes are an integral part of these financial statements.

                           LION CONSULTING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF OPERATIONS (UNAUDITED)
                    FOR THE THREE MONTHS ENDED JUNE 30, 2012
        FOR THE PERIOD FROM FEBRUARY 6, 2012 (INCEPTION) TO JUNE 30, 2012

                                                                           Period from
                                                                        February 6, 2012
                                               Three months ended        (Inception) to
                                                 June 30, 2012            June 30, 2012
                                                 -------------            -------------
REVENUES                                          $         0              $         0
                                                  -----------              -----------
OPERATING EXPENSES
  Professional fees                                       700                    6,200
  Advertising fees                                         --                       43
  Business licenses and fees                            1,090                    2,035
  General and administrative expenses                      56                      519
                                                  -----------              -----------
TOTAL OPERATING EXPENSES                                1,846                    8,797
                                                  -----------              -----------

LOSS FROM OPERATIONS                                   (1,846)                  (8,797)

PROVISION FOR INCOME TAXES                                 --                       --
                                                  -----------              -----------

NET LOSS                                          $    (1,846)             $    (8,797)
                                                  ===========              ===========

NET LOSS PER SHARE: BASIC AND DILUTED             $     (0.00)
                                                  ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
 BASIC AND DILUTED                                  2,500,000
                                                  ===========



   The accompanying notes are an integral part of these financial statements.

                           LION CONSULTING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF STOCKHOLDER'S EQUITY (UNAUDITED)
                               AS OF JUNE 30, 2012

                                                                               Deficit
                                                                             Accumulated
                                         Common Stock          Additional     During the        Total
                                     --------------------       Paid in      Development    Stockholder's
                                     Shares        Amount       Capital         Stage          Equity
                                     ------        ------       -------         -----          ------
Inception, February 6, 2012                 0     $     0      $      0       $      0        $      0

Common stock issued to founder
 for cash                           2,500,000       2,500        22,500             --          25,000

Net loss for the period ended
 March 31, 2012                            --          --            --         (6,951)         (6,951)
                                    ---------     -------      --------       --------        --------

Balance, March 31, 2012             2,500,000       2,500        22,500         (6,951)         18,049

Net loss for the period ended
 June 30, 2012                             --          --            --         (1,846)         (1,846)
                                    ---------     -------      --------       --------        --------

Balance, June 30, 2012              2,500,000     $ 2,500      $ 22,500       $ (8,797)       $ 16,203
                                    =========     =======      ========       ========        ========


   The accompanying notes are an integral part of these financial statements.

                           LION CONSULTING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF CASH FLOWS (UNAUDITED)
                    FOR THE THREE MONTHS ENDED JUNE 30, 2012
        FOR THE PERIOD FROM FEBRUARY 6, 2012 (INCEPTION) TO JUNE 30, 2012

                                                                                  Period from
                                                                               February 6, 2012
                                                      Three months ended        (Inception) to
                                                        June 30, 2012            June 30, 2012
                                                        -------------            -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                 $ (1,846)                $ (8,797)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
     Increase in prepaid expenses                          (10,000)                 (10,000)
     Increase in accrued expenses                              200                      700
                                                          --------                 --------
Net Cash Used in Operating Activities                      (11,646)                 (18,097)
                                                          --------                 --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock to founder for cash                  --                   25,000
  Proceeds from related party loan                              --                    1,387
                                                          --------                 --------
Net Cash Provided by Financing Activities                       --                   26,387
                                                          --------                 --------

NET INCREASE (DECREASE) IN CASH                            (11,646)                   8,290

CASH, BEGINNING OF PERIOD                                   19,936                        0
                                                          --------                 --------

CASH, END OF PERIOD                                       $  8,290                 $  8,290
                                                          ========                 ========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                           $      0                 $      0
                                                          ========                 ========
  Income taxes paid                                       $      0                 $      0
                                                          ========                 ========


   The accompanying notes are an integral part of these financial statements.

                           LION CONSULTING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2012


NOTE 1 - NATURE OF OPERATIONS

Lion Consulting Group, Inc. ("the "Company") was formed on February 6, 2012 in the State of Delaware. The Company will engage primarily in serving the comprehensive needs of businesses in the full range of the business cycle through providing professional consulting services. The Company initially intends to focus on providing services to start-up businesses in order to establish a relationship with younger operations and continue to nurture those relationships over the long term. Currently the Company is engaged in raising capital and entering into relationships in furtherance of its planned activities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELOPMENT STAGE COMPANY
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies. A development stage company is one in which planned principal operations have not commenced or if its operations have commenced, and there has been no significant revenues there from.

ACCOUNTING BASIS
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a March 31 fiscal year end.

BASIS OF PRESENTATION
The accompanying interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Form S-1/A filed with the SEC as of and for the period ended March 31, 2012. In the opinion of management, all adjustments necessary in order for the financial statements to be not misleading have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results expected for the full year.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The Company's financial instruments consist of cash and cash equivalents, accrued expenses, and a loan payable to a related party. The carrying amounts of these financial instruments approximate fair value due either to length of maturity or interest rates that approximate prevailing rates unless otherwise disclosed in these financial statements.

CASH AND CASH EQUIVALENTS
For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

CONCENTRATIONS OF CREDIT RISK
The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

                           LION CONSULTING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2012


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

REVENUE RECOGNITION
The Company has yet to realize significant revenues from operations and is still in the development stage. The Company recognizes revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is collection is reasonably assured.

INCOME TAXES
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. It is the Company's policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of June 30, 2012, there have been no interest or penalties incurred on income taxes.

BASIC INCOME (LOSS) PER SHARE
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of June 30, 2012.

DIVIDENDS
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

                           LION CONSULTING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2012


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION
The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, COMPENSATION - STOCK COMPENSATION which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered. There has been no stock-based compensation issued to employees.

The Company follows ASC Topic 505-50, formerly EITF 96-18, "ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING GOODS AND SERVICES," for stock options and warrants issued to consultants and other non-employees. In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option or warrant, whichever can be more clearly determined. There has been no stock-based compensation issued to non-employees.

RECENT ACCOUNTING PRONOUNCEMENTS
The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 - RELATED PARTY TRANSACTIONS

A related party loaned funds to the Company to pay certain expenses. The loan is unsecured, non-interest bearing, and has no specific terms of repayment. As of June 30, 2012 and March 31, 2012 the balance of this loan is $1,387.

NOTE 4 - CAPITAL STOCK

The Company was incorporated on February 6, 2012 in Delaware with authorized capital of 2,000,000 shares of $0.001 par value common stock. In April, 2012 the Company amended its Certificate of Incorporation to authorize 100,000,000 shares of $0.001 par value common stock.

On February 23, 2012, the Company issued 2,500,000 shares of common stock to the founder for cash proceeds of $25,000.

NOTE 5 - INCOME TAXES

For the period ended June 30, 2012, the Company has incurred a net loss and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $8,797 at June 30, 2012, and will expire beginning in the year 2032.

                           LION CONSULTING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2012


NOTE 5 - INCOME TAXES (CONTINUED)

The provision for Federal income tax consists of the following for the three months ended June 30, 2012:

                                                       2012
                                                     --------
Federal income tax benefit attributable to:
  Current operations                                 $    628
  Less: valuation allowance                              (628)
                                                     --------
Net provision for Federal income taxes               $      0
                                                     ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows at June 30, 2012:

                                                       2012
                                                     --------
Deferred tax asset attributable to:
  Net operating loss carryover                       $  2,991
  Valuation allowance                                  (2,991)
                                                     --------
Net deferred tax asset                               $      0
                                                     ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, the net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 - LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of June 30, 2012. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to June 30, 2012 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                            [OUTSIDE BACK COVER PAGE]

                                   PROSPECTUS

                           LION CONSULTING GROUP INC.

                               5,000,000 SHARES OF
                                  COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2012 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                THE DATE OF THIS PROSPECTUS IS ____________, 2012

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling stockholders.

                                                        Amount
                  Item                                   (US$)
                  ----                                ----------

           SEC Registration Fee                       $    11.46
           Legal fees and expenses                     10,000.00
           Accounting fees and expenses                 3,500.00
           Printing and marketing costs                   500.00
           Miscellaneous                                   97.00
                                                      ----------
           TOTAL                                      $14,108.46
                                                      ==========

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant has authority under General Corporation Law of the State of Delaware to indemnify its directors and officers to the extent provided in such statute. The Registrant's Certificate of Incorporation provide that the Registrant shall indemnify each of its executive officers and directors against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the Registrant.

The provisions of the General Corporation Law of the State of Delaware that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or controlling persons of Registrant, pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                     RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on one occasion.

On February 23, 2012 Mr. Philippe Wagner, our sole officer and Director, purchased 2,500,000 shares of our common stock for $0.01 per share or an aggregate of $25,000. No underwriters were used, and no commissions or other remuneration was paid except to Lion Consulting. The securities were sold in an offshore transaction in reliance on Rule 903 of Regulation S of the Securities Act of 1933. Mr. Wagner is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by Lion Consulting, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933. The shares continue to be subject to Rule 144 of the Securities Act of 1933.

                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit                          Description
-------                          -----------

 3.1.1         Certificate of Incorporation *
 3.1.2         Certificate of Amendment *
 3.2           Bylaws *
 5.1 Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
23.1           Consent of Law  Offices of Thomas E.  Puzzo,  PLLC  (included  in
               Exhibit 5.1)
23.2           Consent of Silberstein Ungar PLLC

----------
* Previously filed

                                  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Zurich, Switzerland on October 11, 2012.


                               LION CONSULTING GROUP INC.
                                     (Registrant)


                               By: /s/ Philippe Wagner
                                  ----------------------------------------------
                               Name:  Philippe Wagner
                               Title: President
                                      (Principal Executive Officer and Principal
                                      Financial and Accounting Officer)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philippe Wagner, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Lion Consulting Group Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

     Signature                            Title                       Date
     ---------                            -----                       ----



/s/ Philippe Wagner
--------------------------  President, Secretary and Director   October 11, 2012
Philippe Wagner

Exhibit                          Description
-------                          -----------

 3.1.1         Certificate of Incorporation *
 3.1.2         Certificate of Amendment *
 3.2           Bylaws *
 5.1 Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
23.1           Consent of Law  Offices of Thomas E.  Puzzo,  PLLC  (included  in
               Exhibit 5.1)
23.2           Consent of Silberstein Ungar PLLC

----------
* Previously filed